Exhibit 6(i) under Form N-1A
                        Exhibit 1 under Item 601/Reg. S-K

                                   SCHEDULE A
                                       OF
                                    EXHIBIT A
                                     TO THE
                             DISTRIBUTOR'S CONTRACT
                           As revised: October 8, 1997

      The provisions of the Distributor's Contract between BT Investment Funds and Edgewood Services, Inc. shall be effective with respect to each Fund and Class as of the date set forth below.

Name of Fund                        Effective Date          Fee
Cash Management Fund                September 30, 1996      0.20%
Treasury Money Fund                 September 30, 1996      0.20%
Tax Free Money Fund                 September 30, 1996      0.20%
NY Tax Free Money Fund              September 30, 1996      0.20%
International Equity Fund           September 30, 1996      0.20%
Utility Fund                        September 30, 1996      0.20%
Intermediate Tax Free Fund          September 30, 1996      0.20%
Capital Appreciation Fund           September 30, 1996      0.20%
BT Investment Lifecycle Long Range Fund       September 30, 1996      0.20%
BT Investment Lifecycle Mid Range Fund        September 30, 1996      0.20%
BT Investment Lifecycle Short Range Fund      September 30, 1996      0.20%
Global High Yield Securities Fund   September 30, 1996      0.20%
Latin American Equity Fund          September 30, 1996      0.20%
Small Cap Fund                      September 30, 1996      0.20%
Pacific Basin Equity Fund           September 30, 1996      0.20%
Global Emerging Markets Equity Fund October 8, 1997         0.20%
International Small Company Equity Fund       October 8, 1997         0.20%